1700 One Leadership Square
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Oklahoma City, Oklahoma 73102
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www.cwlaw.com

October 15, 2009

LSB Industries, Inc.
16 South Pennsylvania
P. O. Box 754
Oklahoma City, OK  73101

Re:           Registration Statement on Form S-3; SEC file no. 333-161935

Ladies and Gentlemen:

We have acted as special counsel to LSB Industries, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Amendment No. 1 to the Registration Statement on Form S-3, SEC file no. 333-161935 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the Company’s:

(a)
common stock, $0.10 par value per share (the “Common Stock”) and the Rights attached to such shares of Common Stock pursuant to the Company’s Rights Agreement, dated December 2, 2008, between the Company and UMB Bank, n.a., as Rights Agent (the “Rights Plan”);

(b)	preferred stock, par value $100 per share (“$100 Par Value Preferred”),

(c)	Class C Preferred Stock, no par value per share (the “Class C Preferred Stock” and, together with the $100 Par Value Preferred, the “Preferred Stock”);

(d)	senior debt securities (the “Senior Debt Securities”);

(e)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(f)	warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(g)	units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Warrants or any combination thereof (the “Units”);

(collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are referred to herein as the “Securities”); all of which may be issued from time to time on

LSB Industries, Inc.
October 15, 2009

a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000.

We have been advised by the Company that:

1.
The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Amended and Restated Certificate of Incorporation to be approved by the Company’s Board of Directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2.
The Senior Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, which indenture will be  substantially in the form as Exhibit 4.13 to the Registration Statement or filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

3.
The Subordinated Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, which indenture will be in substantially in the form as Exhibit 4.15 to the Registration Statement and filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

4.	The particular terms of any Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

5.
Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent (the “Warrant Agreement”).  The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

6.
Units may be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent (the “Unit Agreement”).  The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

LSB Industries, Inc.
October 15, 2009

a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	The Registration Statement, including the exhibits attached thereto and the related form of prospectus included therein;

2.
The Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), certified as of a recent date by the Office of the Delaware Secretary of State (the “DSOS”);

3.	The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.	Rights Plan, certified as of the date hereof by an officer of the Company;

5.	Certificate of the DSOS as to the good standing of the Company, dated as of a recent date;

6.
Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company; and

7.
Such other documents, certificates of public officials and of corporate officers and directors of the Company and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the following:

1.	All information contained in all Documents reviewed by us is true and correct;

2.
All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise;

LSB Industries, Inc.
October 15, 2009

3.	Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

4.	Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

5.	The Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

6.	A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

7.	All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

8.
A definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

9.
The Company will have, at the time of issuance of a particular Security under the Registration Statement, a sufficient number of shares of authorized and unissued shares of capital stock to issue such Security under the Registration Statement;

10.	The certificates representing the Securities will be duly executed and delivered;

11.
The issuance of, and certain terms of, the Securities to be issued by the Company from time to time under the Registration Statement will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Delaware General Corporation Law, the Certificate of Incorporation, the Bylaws and the Resolutions (such approval referred to herein as the “Corporate Proceedings”);

12.
Certificates of designation or amendments to the Certificate of Incorporation creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company under the Registration Statement will be filed with and accepted for record by the DSOS prior to the issuance of such Preferred Shares;

13.
Upon the issuance of any Securities under the Registration Statement that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Certificate of Incorporation; and

LSB Industries, Inc.
October 15, 2009

Common Shares that the Company is then authorized to issue under the Certificate of Incorporation; and

14.
Upon the issuance of any Securities under the Registration Statement that are Preferred Shares (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Certificate of Incorporation, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Certificate of Incorporation.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is in good standing with the DSOS.

2.
Upon the completion of all Corporate Proceedings relating to Common Securities to be issued under the Registration Statement, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.
Upon the completion of all Corporate Proceedings relating to Common Securities  to be issued under the Registration Statement and the issuance thereof as contemplated in 2, above, the Rights attached to such Common Securities, when issued pursuant to the terms of the Rights Plan, will be validly issued.

4.
Upon the completion of all Corporate Proceedings relating to Preferred Securities to be issued under the Registration Statement, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

5.
Upon the completion of all Corporate Proceedings relating to the Securities that are Debt Securities to be issued under the Registration Statement, the issuance of the Debt Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Debt Securities will constitute valid and binding obligations of the Company.

LSB Industries, Inc.
October 15, 2009

6.
Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants to be issued under the Registration Statement, the issuance of the Warrants will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Warrants will constitute valid and binding obligations of the Company.

7.
Upon the completion of all Corporate Proceedings relating to Securities that are Units to be issued under the Registration Statement, the issuance of the Units will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolution, the Corporate Proceedings, and the Units will constitute valid and binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law;  and (b) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities to be issued under the Registration Statement while the Registration Statement is in effect and is not to be relied upon for any other purpose.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

CONNER & WINTERS, LLP
/s/ Conner & Winters, LLP